UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2008

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Management Deferred Compensation Plan. On May 16, 2008, the Board of Directors of Potlatch Corporation (the “Company”) adopted the Potlatch Corporation Management Deferred Compensation Plan (the “Deferred Compensation Plan”) effective June 1, 2008. All employees who are eligible to participate in the Company’s long term incentive program may also participate in the Deferred Compensation Plan to defer base salary and participants in the Company’s Management Performance Award Plan II (the “MPAP”) and its Annual Incentive Plan (the “AIP”) may elect to defer awards under those plans. After deferring the maximum amount under his or her 401(k) plan, a participant may elect to defer up to 50% of his or her base salary and between 50% to 100% of any incentive award under the MPAP or AIP. Deferrals under the Deferred Compensation Plan for incentive awards are a continuation of the deferral of incentive compensation provided for under the MPAP and the AIP. Each participant may elect a lump-sum payout or installment payments over five, ten, or fifteen years after separation from service. The Deferred Compensation Plan is a nonqualified arrangement for tax purposes and all amounts deferred are retained by the Company and credited as bookkeeping entries to the participant’s deferral account. Each participant is always 100% vested in his or her investment accounts.

A participant may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return on amounts that the participant defers will be based. The participant’s investment account is adjusted periodically to reflect the deemed gains and losses attributable to the deferred amount.

Alternatively, each participant may elect to allocate some or all of the deferred amount to a phantom stock unit deferral account, the value of which is based on the Company’s common stock. All payments of deferrals under the phantom stock unit deferral account are made in cash.

Amendment to Benefits Protection Trust Agreement. On May 15, 2008, the Executive Compensation and Personnel Policies Committee of the Company’s Board of Directors amended the Potlatch Corporation Benefits Protection Trust Agreement (the “Trust Agreement”) to (1) comply with final regulations under Internal Revenue Code Section 409A regarding deferred compensation, and (2) add the AIP and the Deferred Compensation Plan to the coverage of the Trust Agreement.

Amendment to Management Performance Award Plan II. On May 16, 2008, the Company’s Board of Directors amended the MPAP to allow for additional investment and payout alternatives for deferred compensation pursuant to the Deferred Compensation Plan.

The summaries above do not purport to be complete. The summaries are qualified in entirety by reference to the Amendment to the Potlatch Corporation Benefits Protection Trust Agreement, the Amendment to the Potlatch Corporation Management Performance Award Plan II and the Potlatch Corporation Management Deferred Compensation Plan, copies of which are attached as Exhibit (10)(h)(i), (10)(r)(v) and (10)(x), respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(10)(h)(i)	Amendment to Potlatch Corporation Benefits Protection Trust Agreement, effective June 1, 2008.

(10)(r)(v)	Amendment to Potlatch Corporation Management Performance Award Plan II, effective June 1, 2008.

(10)(x)	Potlatch Corporation Management Deferred Compensation Plan, effective June 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2008	POTLATCH CORPORATION

	By:	/s/ Michael S. Gadd
	Name:	Michael S. Gadd
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

(10)(h)(i)	Amendment to Potlatch Corporation Benefits Protection Trust Agreement, effective June 1, 2008.

(10)(r)(v)	Amendment to Potlatch Corporation Management Performance Award Plan II, effective June 1, 2008.

(10)(x)	Potlatch Corporation Management Deferred Compensation Plan, effective June 1, 2008.